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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


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                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




Date of report (Date of earliest event reported)     August 30, 1996
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Kagan Media Partners, L.P.
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               (Exact Name of Registrant as Specified in Charter)


Delaware                               0-17507               22-2931567
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(State or Other Jurisdiction         (Commission             (IRS Employer
     Of Incorporation)               File Number)            Identification No.)



126 Clock Tower Place    Carmel, California                       93923
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(Address of Principal Executive Offices)                     (Zip Code)


Registrant's telephone number, including area code   (408) 624-1536
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5 Other Events

Kagan Media Partners, L.P. (the "Partnership") held a senior-participation instrument from Tele-Media Company of Mid-America, L.P. ("TM-MA") that was in the form of a participating debt investment and consisted of $6 million in principal amount of senior subordinated debt of TM-MA originally due September 30, 2001. The debt, which was subject to certain prepayment provisions, bore current interest at a rate of 14% and contingent interest to be computed under a specified formula.

As of December 31, 1993, TM-MA was in default under its senior debt instruments. As a result of this default, the senior lenders to TM-MA blocked payment to the Partnership of the interest due on the Partnership's participating debt investment at December 31, 1993. Consequently, the Partnership stopped accruing interest on the notes, effective October 1, 1993. A balance of $210,000 remained outstanding at such date.

In the fourth quarter of 1995, an agreement for the sale of the assets of TM-MA to an unaffiliated joint venture was completed in principle and subsequently amended in February 1996 ("TM-MA Sale Agreement"). During 1995, the Partnership recorded unrealized depreciation of its investment in TM-MA of $641,754, which represented the difference between the sum of the prior carrying value of the investment ($4,045,000), adjusted for amortization and the estimated value of the Partnership's interest based upon the TM-MA Sale Agreement ($3,400,000). In addition, the Partnership realized a loss of $210,000 to recognize the write-off of the interest receivable previously accrued.

The TM-MA Sale Agreement was consummated August 30, 1996 and the Partnership received $3,409,091 for its senior participation instrument, which is significantly less than the principal amount of such instrument, but equal to its recent carrying value.

The senior participating investment in TM-MA was the Partnership's largest remaining investment. On September 12, 1996, the Partnership sold its two high yield debt investments and two equity investments for proceeds totaling approximately $2,066,000. Such investments had market values aggregating approximately $2,083,000 at June 30, 1996. The Partnership's last remaining interest other than short term government securities and cash is its interest in an escrow account established in connection with a previous transaction concerning Vista/Narragansett Cable, L.P. As previously reported, the escrow account is scheduled to be liquidated in December 1996 but the Partnership is attempting to accelerate the escrow payout. It is anticipated that the Partnership will make a final liquidating cash distribution to partners composed of the proceeds generated by the above mentioned sales of investments and the undistributed cash reserves, net of related expenses, on or around December 31, 1996.
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                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Kagan Media Partners, L.P. (Registrant)
                                    By: Mezzanine Capital Corporation
                                        Administrative General Partner

Dated:  9/16/96                     By: /s/ Joseph P. Ciavarella
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                                        Joseph P. Ciavarella
                                        Vice President, Secretary, Treasurer and
                                        Chief Financial and Accounting Officer